EXHIBIT 10.10
EXECUTION COPY

REINSURANCE BROKERAGE AGREEMENT

This REINSURANCE BROKERAGE AGREEMENT (this “Agreement”) is made and entered into as of July 3, 2007 by and between Maiden Insurance Company, Ltd., a Bermuda company (“Maiden”), and AII Reinsurance Broker Ltd., a Bermuda company (“ARBL”).

WHEREAS, Maiden is duly licensed in Bermuda to transact insurance business as a Class 3 insurer; and

WHEREAS, ARBL is duly licensed in Bermuda to transact business as an insurance broker; and

WHEREAS, ARBL is a subsidiary of AmTrust Financial Services, Inc. (“AmTrust”); and

WHEREAS, Maiden wishes to appoint ARBL as its broker for procurement or placement of reinsurance to be assumed by Maiden from insurance company subsidiaries of AmTrust (the “AmTrust Ceding Insurers”), and ARBL wishes to accept such appointment; and

WHEREAS, (a) AmTrust International Underwriters, Ltd. and IGI Insurance Company (being AmTrust Ceding Insurers), as ceding companies, and Maiden, as reinsurer, have entered into that certain Quota Share Reinsurance Agreement, dated the date hereof, and (b) Rochdale Insurance Company, Technology Insurance Company, Inc. and Wesco Insurance Company (being AmTrust Ceding Insurers), as ceding companies, and Maiden, as reinsurer, intend to enter into a Quota Share Reinsurance Agreement following receipt of regulatory approvals therefor (the agreements described in (a) and (b), together, the “Initial Reinsurance Agreements”); and

WHEREAS, ARBL has provided, and desires to continue to provide, certain of the Services (as defined below) to Maiden in connection with the Initial Reinsurance Agreements.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Maiden and ARBL agree as follows:

1.	APPOINTMENT AND AUTHORITY

1.1
Maiden hereby engages and appoints ARBL, and ARBL hereby accepts appointment, as a reinsurance broker to provide, as requested from time to time by Maiden, the following services with respect to the assumption of reinsurance by Maiden from AmTrust Ceding Insurers (collectively, the “Services”):

a.	At the direction of Maiden, to submit proposals for reinsurance and reinsurance markets approved by Maiden;

b.	To make recommendations to Maiden regarding such reinsurance coverage;

c.	To maintain records regarding reinsurance procured and administered on behalf of Maiden as required by applicable law and regulation; and

d.	If directed by Maiden, to administer reporting requirements in connection with reinsurance placed on behalf of Maiden.

1.2
ARBL shall perform all Services in accordance with any standards and guidelines developed by Maiden from time to time and communicated to ARBL. ARBL shall perform all Services in a professional and timely manner.

1.3
Nothing contained herein shall create the relationship of employer and employee between Maiden and ARBL. Except as set forth herein, Maiden shall have no right of control over personnel supplied by ARBL as to the time, means, or manner of performance of such personnel’s duties hereunder. ARBL shall conduct itself and its business under the terms of this Agreement solely as an independent contractor.

2.	TERM OF AGREEMENT & TERMINATION

This Agreement is effective as of July 3, 2007, and may be terminated by Maiden at any time upon not less than 15 days prior written notice to ARBL.

3.	RECORDS

ARBL shall comply with Maiden's request for any information relating to this Agreement. Additionally, Maiden, or its authorised representatives, shall have the right to inspect at any reasonable time at ARBL's offices, and shall be permitted to make and retain copies of, all papers, books, accounts, documents, claims files and other records of ARBL relating to this Agreement. Maiden's right of inspection shall continue to exist after the termination of this Agreement. The books, accounts, and records of each party shall be so maintained as to clearly and accurately disclose the nature and details of the transactions under this Agreement. In any event, each party shall own and have custody of its own general corporate accounts and records. Upon termination of this Agreement, each party shall deliver to the other party all books and records that are, or are deemed by this Agreement to be, the property of such other party.

4.	COMPENSATION

Maiden shall pay to ARBL during the term of this Agreement, as consideration for the provision of the Services, 1.25% of all gross written premium ceded by AmTrust Ceding Insurers to Maiden pursuant to reinsurance agreements entered between Maiden and such AmTrust Ceding Insurers from time to time. For greater certainty, ARBL shall be entitled to the foregoing rate of compensation with respect to Maiden’s quota share of the Subject Premium (as defined in the Initial Reinsurance Agreements) ceded to it from time to time under the Initial Reinsurance Agreements.

5.	ARBITRATION

5.1
As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified or registered mail, return receipt requested.

5.2
Each party shall choose one arbitrator and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

5.3
If the first two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, each arbitrator shall name three candidates within ten days thereafter, two of whom shall be declined by the other arbitrator within fifteen days after receiving their names, and within five days the choice shall be made between the two remaining candidates by drawing lots. All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd’s.

5.4
Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in New York, New York, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the New York. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

5.5
The panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible following the termination of hearings. Judgement upon the award may be entered in any court having jurisdiction thereof. Except as provided above, arbitration shall be based, insofar as applicable, upon the arbitration procedures of ARIAS US.

5.6
Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. In the event that both arbitrators are chosen by one party, the fees of all arbitrators shall be equally divided between the parties. The panel shall allocate the remaining costs of the arbitration.

6.  MISCELLANEOUS

6.1	Governing Law. This Agreement shall be governed as to all disputes arising under this Agreement by the laws of the State of New York without regard to the principles of conflicts of laws.

6.2
Entire Agreement. This Agreement contains the entire agreement between the parties hereto relating to the subject matter hereof and supersedes and replaces all oral statements and prior writings with respect thereto.

6.3
Assignment and Amendment. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. No amendment or modification of this Agreement will be effective unless it is in writing and signed by both parties hereto.

6.4
Counterparts. This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but will not be effective until each party has executed at least one counterpart. Each counterpart will constitute an original of this Agreement, but all the counterparts will together constitute but one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party.

6.5
Waiver. Except as otherwise expressly set forth in this Agreement, there shall be no waiver of any breach of the terms of this Agreement, nor waiver of any right, remedy, power or privilege conferred by this Agreement, except as notified in writing by the party waiving to the other party, or as otherwise expressly provided for in this Agreement. Notwithstanding this, and for the avoidance of doubt:

a.  any waiver of a breach of any term of this Agreement or of any default hereunder shall not be deemed a waiver of any subsequent breach or default and shall in no way affect the other terms of this Agreement; and

b.  no failure to exercise and no delay on the part of any party in exercising any right, remedy, power or privilege of that party under this Agreement and no course of dealing between the parties shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any right, remedy, power or privilege. The rights and remedies provided by this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

6.6	Headings. The headings of this Agreement are inserted for convenience only, and shall not affect the meaning or construction of any provision of this Agreement.

6.7
Notices. Any notice and other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission (and immediately after transmission confirmed by telephone), or sent by certified, registered or express mail, postage prepaid; provided, however, that the party delivering a communication by facsimile transmission shall retain the electronically generated confirmation of delivery, showing the telephone number to which the transmission was sent and the date and time of the transmission. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (and immediately after transmission confirmed by telephone), or, if mailed, on the date shown on the receipt therefor, as follows (or to such other address or facsimile number as the party shall furnish the other party in accordance with this paragraph):

If to Maiden, to:

7 Reid Street
Hamilton HM 12, Bermuda

Attention: Bentzion S. Turin
Fax No.: 441-292-5796

If to ARBL, to:

7 Reid Street
Hamilton HM 12, Bermuda

Attention: Michael Bott
Fax No.: 441-292-5796

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their respective duly authorized officers.

MAIDEN INSURANCE COMPANY, LTD.

By:___/s/ Bentzion S. Turin___
Dated: July 3, 2007__________________

AII REINSURANCE BROKER LTD.

By:____/s/ Andre Dill________
Dated: July 3, 2007__________________